Registration No.  333-178199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

GYSAN HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices, principal place of business and name, address and phone number of service agent)

NEVADA (State or other jurisdiction of incorporation or organization)	44419 (Primary Standard) Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

____________________________________________

COMMUNICATIONS COPIES TO:

WINNIE W. L. FUNG

UNIT 7, 833 - 1st AVENUE N.W.

CALGARY, AB, CANADA

T2N 0A4

(403) 229-2351

RICHARD W. JONES

JONES, & HALEY, P.C.

115 PERIMETER CENTER PLACE

SUITE 170

ATLANTA, GEORGIA  30346

(770) 804-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or combination basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-3 of the Exchange Act.  (Check one):

[ ] Large accelerated filer

[ ] Accelerated filer

[ ] Non-accelerated filer

X Smaller reporting company

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________________________________________

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee(2)
Common Stock $.0001 Par Value	4,366,000 Shares	.05	$218,300	$25.02

______________________________________________________________________________________________________

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(2)

Calculated under Section 6(b) of the Securities Act of 1933 as .0001146 of the aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed.  We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and the issuer is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

GYSAN HOLDINGS, INC.

4,366,000 Shares of Common Stock

Gysan Holdings, Inc. is registering an aggregate of 4,366,000 shares of our common stock to be sold, from time to time, by one or more of the selling shareholders. The selling shareholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $.05 per share. The proceeds from the sale of the selling shareholders' shares will go directly to the selling shareholders and will not be available to the Company.

The selling shareholders and any broker/dealer executing sell orders on behalf of the selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended.

Currently, no public market exists for our common stock. We will seek to have a market maker publish quotations for our common stock on the OTC Bulletin Board ("OTCBB"), which is maintained by the Financial Institutions National Regulatory Authority (“FINRA”). However, we have no agreement or understanding at this time with any potential market maker to do so. We cannot assure you that a public market for our common stock will develop. Ownership of our common stock is likely to be an illiquid investment.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 5.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

February 29, 2012

                                                                                                TABLE OF CONTENTS

Page

GENERAL

4

PROSPECTUS SUMMARY

4

THE COMPANY

4

THE OFFERING

4

RISK FACTORS

5

WHERE YOU CAN FIND MORE INFORMATION

11

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

11

TAX CONSIDERATIONS

12

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING SHAREHOLDERS

12

PLAN OF DISTRIBUTION

14

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

18

DESCRIPTION OF SECURITIES

19

INTERESTS OF NAMED EXPERTS AND COUNSEL

21

LEGAL REPRESENTATION

21

EXPERTS

21

TRANSFER AGENT

22

DESCRIPTION OF BUSINESS

22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

30

REPORTS TO SECURITY HOLDERS

31

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

31

EXECUTIVE COMPENSATION

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

34

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

34

WHERE YOU CAN FIND ADDITIONAL INFORMATION

34

FINANCIAL STATEMENTS

36

CONSOLIDATED BALANCE SHEETS FOR THE PERIODS ENDED OCTOBER 31, 2010

AND OCTOBER 31, 2011 (AUDITED)

38

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

OCTOBER 31, 2010 AND OCTOBER 31, 2011 (AUDITED)

39

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED

OCTOBER 31, 2010 AND OCTOBER 31, 2011 (AUDITED)

40

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE

YEAR ENDED OCTOBER 31, 2011 AND 2010 (AUDITED)

41

FOOTNOTES TO FINANCIAL STATEMENTS

42

GENERAL

As used in this prospectus, references to "Gysan Holdings", "Gysan", "Company", "we", "our", "ours" and "us" refer to Gysan Holdings, Inc., a Nevada corporation, unless the context otherwise requires. In addition, any references to "financial statements" are to our financial statements contained herein, except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending October 31. Unless otherwise indicated, the terms "Common Stock", "common stock" and "shares" refer to shares of our $.0001 par value, common stock.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DETAILED INFORMATION CONTAINED UNDER THE HEADING "RISK FACTORS", THE FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

THE COMPANY

Our principal executive offices are located at Unit 7, 833-1st Avenue N.W., Calgary, AB T2N 0A4. Our telephone number is (403) 229-2351.  Gysan Holdings acquired 100 percent of the common stock of Gysan Enterprises, Ltd. on June 13, 2011.  Gysan Holdings, Inc. now acts as the holding company for Gysan Enterprises, Ltd., and all the operations of the combined group are carried on in Gysan Enterprises, Ltd. Gysan Holdings is not a blank check company, and management has no intention at the current time to engage in a business combination.

Gysan Enterprises Ltd., a wholly-owned subsidiary of the Company, began its operations in November, 2009 by providing support services to an auction company to establish a new flooring division. In 2010 Gysan Enterprises began its operations as a retail seller of floor covering, and it is now focused on selling and marketing various types of floor coverings, including, hardwood, engineered flooring.  Our sales are made at the retail level to homeowners and at the wholesale level to business owners and custom builders located in Calgary, Alberta, Canada and the surrounding area.

CORPORATE BACKGROUND

Gysan Holdings, Inc. ("Company") was incorporated in the State of Nevada on March 11, 2011.

THE OFFERING

Securities Being Offered	Up to 4,366,000 shares of common stock.
Offering Price

The selling shareholders will sell their shares at $.05 per share.  This price was arbitrarily determined by our board of directors and it may not be indicative of the real value of a share of our common stock.

Terms of the Offering	The selling shareholders will determine when and how they will sell their common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 4,366,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.  We  may decide to terminate the  registration  if it  is  no  longer   necessary   due  to  the operation  of the resale  provisions  of Rule 144  promulgated  under the Securities Act of 1933.  We also may terminate the offering for no reason whatsoever.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 5.

Earnings to Date

For the year ended October 31, 2010 the Company had net income of $34,647 and for the year ended October 31, 2011, the Company nad a net loss of $42,213.

Thus, the Company's accumalated loss to date is $19,890.

Common Stock Issued and Outstanding Before Offering	13,616,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the selling shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

RISK FACTORS

PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all of the information contained in this prospectus before deciding whether or not to purchase our common stock. The risks and uncertainties described below are those that our management currently believes may significantly affect us. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and investors in our common stock could lose part or all of their investment in our shares.

WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE, THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR SHAREHOLDERS

We do not have an independent audit or compensation committee. The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our shareholders.

WE HAVE A VERY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, THEN WE MAY SUSPEND OR CEASE OUR OPERATIONS AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT IN OUR COMMON STOCK

We were incorporated on March 11, 2011 and generated minimal revenues or profits through October 31, 2011.  We also have very little operating history upon which an evaluation of our future success or failure can be made.  The success of our future operations is dependent upon our ability to carry out our planned activities, fund our operations and compete effectively with other similar businesses. We cannot guarantee that we will ever be successful in generating revenues sufficient to cover our operating costs and overhead or achieve profitability. Our failure to achieve profitability may cause us to suspend or cease our operations.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, our management is involved in other businesses and they may not devote their full attention to the business of the Company.

OUR OFFICERS HAVE NO EXPERIENCE IN OPERATING A COMPANY IN THE FLOOR COVERING SALES BUSINESS AND THIS COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND ON OUR ABILITY TO ATTAIN PROFITABILITY

Our officers have no prior experience as officers of a company involved in the sale of floor covering.  As a result, our chances of successfully implementing our business plan are reduced and this could have a material adverse impact on the Company’s ability to operate profitably.

WE DEPEND HEAVILY ON OUR MANAGEMENT TEAM AND CONSULTANTS AND THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD SIGNIFICANTLY WEAKEN OUR MANAGEMENT EXPERTISE AND ABILITY TO RUN OUR BUSINESS

Our business strategy and success is dependent on the skills and knowledge of our management team and consultants. As of the date of this prospectus, Grace Weisgerber is our President and Chief Executive Officer, and Winnie W.L. Fung is our Treasurer and Secretary.  Both Ms. Weisgerber and Ms. Fung are directors. We have no other officers or directors and rely on third party consultants to assist with management and, therefore, have little backup capability for their activities. The loss of the services of Ms. Weisgerber or Ms. Fung could weaken significantly our management expertise and our ability to efficiently run our business. We do not maintain key man life insurance policies on the life of Ms. Weisgerber or Ms. Fung.

OUR COMMON STOCK IS NOT CURRENTLY TRADED ON ANY STOCK EXCHANGE OR QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR THE PINK SHEETS. WHEN AND IF TRADED, OUR COMMON STOCK WILL LIKELY BE CONSIDERED TO BE A "PENNY STOCK" AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS

As long as our common stock trades below $5.00 per share, our shares of common stock are likely to be subject to certain "penny stock" rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices of penny stocks, disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations may make it more difficult for brokers to sell shares of our common stock and limit the liquidity of our shares.

TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT

Historically speaking, the market prices for securities of small publicly traded companies have been highly volatile. Publicized events and announcements may have a significant impact on the market price of our common stock.

In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small publicly traded companies and which are often unrelated to the operating performance of the affected companies.

Following the effectiveness of this offering we plan to seek the listing of our common stock on the OTC Bulletin Board. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of the OTC Bulletin Board or any other stock exchange, or that we will be able to maintain a listing of our common stock on an exchange. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

SUBSTANTIAL SALES OF OUR COMMON STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, and the resale of shares by investors who may have registration rights, could adversely affect the market price of our common stock. Furthermore, if we raise additional funds through the issuance of common stock or securities convertible into our common stock, the percentage ownership of our shareholders will be reduced and the price of our common stock may fall.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE

We will use any earnings generated from our operations to finance our business and we do not expect to pay any cash dividends to our shareholders in the foreseeable future.

ISSUING PREFERRED STOCK WITH RIGHTS SENIOR TO THOSE OF OUR COMMON STOCK COULD ADVERSELY AFFECT HOLDERS OF COMMON STOCK

Our charter documents grant our board of directors the authority to issue various series of preferred stock without a vote or action by our shareholders. Our board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference that would reduce the amount available for distribution to holders of our common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common shareholders could be prevented from participating in transactions that would offer an optimal price for their shares.

WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT

Following the effective date of the registration statement, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The fees charged by these professionals for their services cannot be accurately predicted at this time, because of factors which are unavailable to us such as the number and type of transactions that we may engage in and the complexity of our reports.  These issues cannot be determined at this time and they will have a major effect on the amount of time to be spent by our auditors and attorneys and the fees they charge.  The incurrence of such fees will obviously be an expense to our future operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of our authorized, but unissued, shares of our common stock. Future issuances of shares of our common stock will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value and that dilution may be material.

OUR CERTIFICATE OF INCORPORATION PROVIDES FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS

Our certificate of incorporation and applicable Nevada laws provide for the indemnification of our directors, officers, employees and agents under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person's written promise to repay us, therefore, even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed by the Securities and Exchange Commission and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

ALL 4,366,000 SHARES OF OUR COMMON STOCK BEING REGISTERED IN THIS OFFERING MAY BE SOLD BY SELLING SHAREHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART. A SIGNIFICANT VOLUME OF SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP

All 4,366,000 shares of our common stock held by the selling shareholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time. See also "Selling Shareholders" and "Plan of Distribution" elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS

This prospectus contains certain forward looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," in this prospectus, as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus, generally. In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this prospectus will, in fact, occur.

WE WILL NEED ADDITIONAL CAPITAL FINANCING IN THE FUTURE

We have experienced losses from past operations. As a result, it is likely that we will be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, respond to competitive pressures, develop new or enhanced products, or take advantage of unanticipated acquisition opportunities. We may not be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing.

RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS

As part of our business strategy, we may make acquisitions of, or investments in, companies, businesses, products or technologies. Any such future acquisitions would be accompanied by the risks commonly encountered in such acquisitions. Those risks include, among other things:

- the difficulty of assimilating the operations and personnel of the acquired companies,

- the potential disruption of our business or business plan,

- the diversion of resources from our existing businesses, and products,

- the inability of management to integrate acquired businesses or assets into our business plan, and

- additional expense associated with acquisitions.

We may not be successful in overcoming these risks or any other problems encountered with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

INABILITY TO ATTRACT MARKET MAKERS

There is currently no public trading market for our Common Stock. The development of a public trading market depends on not only the existence of willing buyers and sellers, but also on market makers. Following the completion of this offering it is contemplated that certain broker-dealers may become market makers for our Common Stock. Under these circumstances, the market bid and asked prices for our Common Stock may be significantly influenced by decisions of the market makers to buy or sell the Common Stock for their own account, which may be critical for the establishment and maintenance of a liquid public market in the Common Stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We currently have no market makers. We may not be able to obtain any market makers in the future, and the failure to obtain such market makers could have an adverse impact on the market price of the shares.

WE HAVE A LIMITED OPERATING HISTORY AND IF WE ARE NOT SUCCESSFUL IN CONTINUING TO GROW OUR BUSINESS, THEN WE MAY HAVE TO SCALE BACK OR EVEN CEASE OUR ONGOING BUSINESS OPERATIONS

We have a limited history of revenues from operations and limited tangible assets, and we must be considered in the development stage. There can be no assurance that we will operate in a profitable manner. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

OUR DIRECTORS AND OFFICERS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES AND INVESTORS MAY HAVE DIFFICULTY ENFORCING ANY JUDGMENTS AGAINST SUCH PERSONS WITHIN THE UNITED STATES

Our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

OUR OFFICERS AND DIRECTORS HAVE OTHER TIME COMMITMENTS THAT WILL PREVENT THEM FROM DEVOTING FULL-TIME TO OUR OPERATIONS, WHICH MAY AFFECT OUR OPERATIONS

Our officers and directors anticipate that they will devote only about 50% of their working time to our operation and management, and therefore, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which may slow our operations and impact our financial results. Additionally, we may not be able to hire additional qualified personnel to replace our officers and directors in a timely manner. If our officers or directors should be unable to fulfill their duties, we may not be able to implement our business plan in a timely manner or at all.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) SALES PRACTICE REQUIREMENTS MAY LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE HAVE NO LONG TERM CONTRACTS WITH OUR CLIENTS

We place the orders for our products through short term contracts, consisting of purchase orders. We have no long term contracts with our suppliers, and therefore we are exposed to the risk that we may be unable to obtain products we seek in a timely manner or at all.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE “BLUE SKY” LAWS

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from such registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. If any broker is involved in the sale that broker must be registered in the state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities in a particular state.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

AS A PUBLIC COMPANY, WE WILL INCUR SUBSTANTIAL EXPENSES

Upon the effectiveness of the registration of our shares we will become subject to the information and reporting requirements of U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. As a public company, the costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business, on the value of our stock and on the ability of shareholders to resell the stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and no market may develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, our shares may not be traded on the bulletin board or, if traded, a public market may not materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION

THE SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission with respect to the Shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedule filed therewith. For further information about us and the Shares offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. A copy of the registration statement and the associated exhibits and schedules may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such office upon the payment of the fees prescribed by the SEC.

Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the website is http://www.sec.gov. Our registration statement and the exhibits and schedules we filed electronically with the SEC are also available on this site.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, however, we expect to be subject to those informational requirements following the effectiveness of this registration statement.  At that time, we will file reports and other information with the SEC as required by applicable law. Such reports and other information can be inspected and/or obtained at the locations and website set forth above.

SELLING SHAREHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward looking statements.

In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward looking statements after the date of this prospectus or to conform our prior statements to actual results.

Further, this prospectus contains forward looking statements that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations, the progress of any product development, the need for, and timing of, additional capital and capital expenditures, partnering prospects, the protection of and the need for additional intellectual property rights, effects of regulations, the need for additional facilities and potential market opportunities.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We have agreed to bear the expenses relating to the registration of the common stock for the selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

The selling shareholders will sell the shares offered at $.05 per share. Our board of directors determined the $.05 per share offering price based upon the purchase price of our common stock paid by the Selling Shareholders. There is no assurance of when, if ever, our common stock will be listed or traded on an exchange or quoted on the OTC Bulletin Board.

DILUTION

The common stock to be sold by the selling shareholders in this offering is common stock that is currently issued and outstanding. Accordingly, this offering will not dilute the holdings of our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders purchased their common stock in private placements. The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table (“Selling Shareholder”). Each Selling Shareholder will determine the number of shares to be sold and the timing for the sale. Our registration of the shares does not necessarily mean that the Selling Shareholders will sell all or any of their shares. Because the Selling Shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the Selling Shareholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the common stock offered under this prospectus will ultimately be sold. None of the Selling Shareholders are FINRA registered broker-dealers or affiliates of FINRA registered broker-dealers.

None of the Selling Shareholders has had any position, as officer, director or other material relationship with the Company within the past three years and none of the Selling Shareholders is expected in any continuing relationship with the Company going forward.

The Company will file a prospectus supplement to name successors to any named Selling Shareholders who are able to use this prospectus to resell their securities.  The Selling Shareholders are listed below along with the number of shares they own and the number of shares they are selling.

Name(8)	Shares Owned Prior to This Offering (1)	Total Shares to be Offered for Selling Shareholder Account (2)	Total Shares to be Owned After This Offering (3)	Percentage Owned Upon Completion of this Offering (4)
Alan Chan(7)	1,300,000	200,000	1,100,000	8.08
Allan Y. L. Fung(7)	500,000	100,000	400,000	2.94
Mario Todd (7)	600,000	200,000	400,000	2.94
101006525(9) Saskatchewan Ltd.	70,000	70,000	0	0
Ada Chan	70,000	70,000	0	0
Sara Chan	70,000	70,000	0	0
Shelley Chan	70,000	70,000	0	0
Carly Duerr	33,000	33,000	0	0
Matthew Grant	33,000	33,000	0	0
Ryan Duerr	300,000	300,000	0	0
Ron Chan	200,000	200,000	0	0
Pui Shan Lam	200,000	200,000	0	0
Vanleo Fung	150,000	150,000	0	0
Cheuk Shan Ngai	100,000	100,000	0	0
Kai Yuan Jian	30,000	30,000	0	0
Wen Xing Jiang	20,000	20,000	0	0
Andrew Bing Luen Chan	200,000	200,000	0	0
Missey Vongputtha	17,000	17,000	0	0
Raymond Lok Hang Lau	100,000	100,000	0	0
Ivan Man Chung Lau	100,000	100,000	0	0
Ellen Nga Yee Lo	100,000	100,000	0	0
Tong Tang	100,000	100,000	0	0
Zhao Hui Ma	100,000	100,000	0	0
Morris McManus (5) Professional Corporation	200,000	200,000	0	0
Gerry A. Peacock (6) Professional Corporation	133,000	133,000	0	0
Wilson Mark	150,000	150,000	0	0
Hon Ming Tony Wong	150,000	150,000	0	0
Boaz Yu Kei Leung	100,000	100,000	0	0
Li Qing Huang	80,000	80,000	0	0
Edwin Sui Lam Tam	50,000	50,000	0	0
Christina Ma	100,000	100,000	0	0
Michelle Ma	100,000	100,000	0	0
Melissa Ma	100,000	100,000	0	0
Justin Ng	100,000	100,000	0	0
Brenda Lee	100,000	100,000	0	0
Peter Lee	100,000	100,000	0	0

Frank Mah	50,000	50,000	0	0
Karen Mah	50,000	50,000	0	0
Jim Yaschuk	70,000	70,000	0	0
John Dong	120,000	120,000	0	0
John Harris	30,000	30,000	0	0
Lynn Spence	10,000	10,000	0	0
Waltraud Spence	10,000	10,000	0	0

1. For purposes of this column only, we have included all shares of common stock owned of record or beneficially owned by the respective Selling Shareholders. Each Selling Shareholder's ownership in this column is based on 13,616,000 shares of our common stock outstanding as of November 1, 2011.

2. Represents an aggregate of 4,366,000 shares of outstanding common stock, which is being registered under the terms of this prospectus.

3. Assumes that all securities registered in this prospectus will be sold.

4. The percentages set forth in this column assume that all shares being offered by the Selling Shareholder are sold and are based on 13,616,000 shares of common stock outstanding as of November 1, 2011. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

5.  Morris McManus has sole voting and investment control over Morris McManus Professional Corporation.

6.  Gerry A. Peacock has sole voting and investment control over Gerry A. Peacock Professional Corporation.

7.  In April, 2011, these shareholders purchased their shares in a private placement.  These shares were sold on a private placement basis, no underwriter was involved with the sale and no commissions were paid in connection with the sale.

8.  These Selling Shareholders purchased their shares in a private placement in May, 2011.  No underwriter was involved in the sale and no commissions were paid in connection with such sales.

9.  Rob Chan has sole voting and investment control over 101006525 Saskatchewan Ltd.

PLAN OF DISTRIBUTION

None of the Selling Shareholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers. The Selling Shareholders may offer the common stock at various times in one or more of the following transactions:

* on any market that might develop;
* in transactions other than market transactions;
* by pledge to secure debts or other obligations;
* purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
* in a combination of any of the above

Our shares of common stock offered hereby by the Selling Shareholders may be sold from time to time by such shareholders, or by their pledgees, donees, transferees and other successors in interest. These pledgees, donees, transferees and other successors in interest will also be deemed "Selling Shareholders" for the purposes of this prospectus.

The Selling Shareholders will sell their shares at a fixed price of $.05 per share. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The Selling Shareholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the Selling Shareholders, or they will receive commissions from purchasers of shares from whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker-dealer.

The Selling Shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act, if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a. adequate current public information with respect to the issuer must be available;

b. restricted securities must meet a six month holding period if purchased from a reporting company or a 12 month holding period if purchased from a non-reporting entity (as is the case herein), measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer;

c. sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (There is no 1% limitation applied to non-affiliate sales);

d. the securities must be sold in ordinary "broker's transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders and without the payment of any extraordinary commissions or fees;

e. if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the Selling Shareholder must file a notice on Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitation listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirements listed in (e) above, cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate, if purchased from a reporting issuer or 12 months if purchased from a non-reporting issuer.

The Selling Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. The Selling Shareholders cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Shareholders.

The Selling Shareholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter. No Selling Shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a Selling Shareholder. In the event that a Selling Shareholder sells all or part of the shares offered in this prospectus through an underwriter, the maximum compensation paid to any such underwriter shall be 8% and shall be paid by such Selling Shareholder.

Selling Shareholders and any purchasers of our securities should be aware that if a trading market develops in our shares, it is anticipated that such trading will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the common stock other than commissions or discounts of underwriters, broker-dealers or agents.

The Selling Shareholders must comply with the requirements of the securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock, and, therefore, be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.  engage in any stabilization activities in connection with the shares;
2.  effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.  bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

The offering will conclude when all of the 4,366,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We also may terminate the offering for no reason whatsoever.

OTCBB CONSIDERATIONS

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to maintain information about the issuer in its files. The only requirement for ongoing inclusion in the OTCBB is that the issuer must be current in its reporting requirements with the SEC.

Investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors' orders may be filled at prices much different than expected when orders are placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders-- an order to buy or sell a specific number of shares at the current market price-- it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and obtaining execution.

SECTION 15(g) OF THE SECURITIES EXCHANGE ACT OF 1934 -- THE PENNY STOCK RULES

It is anticipated that our shares will be covered by Section 15(g) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities -- assuming our shares are traded on the OTCBB and that our shares are traded below $5.00 per share -- to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation and the compensation of any associated person of the broker-dealer.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock" for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule relating to the penny stock market, which, in highlight form, sets forth:

* the basis on which the broker or dealer made the suitability determination; and

* that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The above-referenced requirements may create a lack of liquidity, making trading our common stock difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES-BLUE SKY LAWS

There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as "blue sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction. Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Shareholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

We may apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide a "manual" exemption in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by Selling Shareholders under this registration statement. In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective, however, there is no assurance we will be able to obtain this listing. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We have notified the Selling Shareholders that the Company will assume no obligation to deliver copies of this prospectus or any related prospectus supplement.  That will be the obligation of the Selling Shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of November 1, 2011, we had 13,616,000 shares of common stock and no shares of preferred stock issued and outstanding.

There currently exists no public trading market for our common stock. We do not expect a public trading market to develop until we become a reporting company under the Securities Exchange Act of 1934, as amended. There can be no assurance that a public trading market will develop at that time or in the future. Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all. If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks factors associated with an investment in the Company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

At the present time, none of our shares of common stock are eligible for sale under Rule 144 of the Securities and Exchange Commission and we do not anticipate any Rule 144 eligibility for our shareholders until April 19, 2012.  There are no options outstanding which would allow the owner to purchase our common stock.

HOLDERS

As of November 1, 2011, there were approximately 47 shareholders of record of our common stock.

DIVIDENDS

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future; however, there are no material restrictions that prohibit or limit our ability to pay dividends on our outstanding securities.

RULE 144 SHARES

As of the date of this prospectus, we do not have any shares of our common stock that are currently available for sale to the public in accordance with Rule 144.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock with a par value of $.0001 per share. As of November 1, 2011, 13,616,000 shares of our common stock were issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

Our shareholders have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption or any sinking fund provision, and it carries no subscription or conversion rights. In the event of our liquidation, the holders of the common stock will be entitled to share equally in the corporate assets after satisfaction of all liabilities.

The description contained in this section does not purport to be complete. Reference is made to our certificate of incorporation and bylaws, which are available for inspection upon proper notice at our offices, as well as to the Nevada Corporation Code for a more complete description covering the rights and liabilities of shareholders.

The holders of our common stock:

(i)

have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)

are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)

do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDENDS

Our board of directors has not declared a dividend on our common stock since our inception and we do not anticipate paying dividends in the near future, as we intend to reinvest our earnings, if any, to improve and increase our operations.

SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained in the future. Sales of substantial amounts of common stock in the public market, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities.

We have not issued any options or warrants to purchase, or securities convertible into, our common stock.

PREFERRED STOCK

We are authorized to issue up to 90,000,000 shares of preferred stock, par value $.0001 per share from time to time in one or more series.  As of the date of this prospectus, no shares of preferred stock have been issued.  Our Board of Directors, without further approval of our stockholders, is authorized under our Articles of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions, and, by filing an amendment to the Articles of Incorporation under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1.

the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.

whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.

the obligation, if any, of the Company to redeem shares of Preferred Stock pursuant to a sinking fund;

4.

whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.

whether the shares of Preferred Stock shall have voting rights, and, if so, the extent of such voting rights;

6.

the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7.

any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article X of the Company’s Bylaws provide that present or future directors or officer may be indemnified and held harmless for their acts as representative of the Company to the fullest extent legally permissible under the laws of the state of Nevada.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, if and only if the officer or director undertakes to repay said expenses to us if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by us.

The indemnification and advancement of expenses may not be made to or on behalf of any officer or director if a final adjudication establishes that the officer’s or director’s acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the terms of the bylaws, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WARRANTS AND OPTIONS

We have no outstanding stock options or warrants. However, we anticipate implementing a stock option and compensation plan in the future to provide for the issuance of common stock to our officers, key personnel and consultants.

REGISTRATION RIGHTS

We have not granted registration rights to the Selling Shareholders or to any other person.

REPORTS TO SHAREHOLDERS

We intend to furnish our shareholders with annual reports that will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for our most recent fiscal year.

LIABILITY OF DIRECTORS AND OFFICERS

Article Eight of the Company's amended Certificate of Incorporation provides that our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of fiduciary duty. However, Article Eight provides that a director shall be liable to the extent provided by applicable law (i) for acts or breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

SHAREHOLDER MATTERS

The protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the common stock offered by this prospectus was passed upon for us by the law firm of Jones & Haley, P.C. of Atlanta, Georgia.

EXPERTS

Our financial statements for the fiscal year ended October 31, 2011, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of MNP LLP of Calgary, Alberta  given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent will be Action Stock Transfer Corp. Their address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. Their telephone number is (801) 274-1088 and their facsimile number is (801) 274-1099.

DESCRIPTION OF BUSINESS

Gysan Holdings Inc. (“Gysan Holdings”) was incorporated in the State of Nevada on March 11, 2011. Gysan Holdings acquired 100 percent interest of Gysan Enterprises Ltd. on June 13, 2011.  Gysan Holdings operates solely as a holding company.

Overview of Operating Subsidiary

Gysan Enterprises Ltd., is a wholly-owned subsidiary of the Company, and all the operations of the consolidated group are carried on in Gysan Enterprises, Ltd.  Gysan Enterprises, Ltd. began its operations in November, 2009 by providing support services to an auction company.  Later in 2010 Gysan Enterprises, Ltd. began independently selling and marketing various types of floor coverings, namely, hardwood and engineered floor coverings, at the retail level to homeowners and at the wholesale level to business owners and custom builders located in Calgary, Alberta, Canada and the surrounding areas.

Presently, the Company is seeking to expand the scope of the products it markets. It aims to further develop its numerous working relationships with local and China-based suppliers and manufacturers. Management believes that this will serve as a competitive advantage and provide significant benefits and future opportunities.  The Company now carries inventory products from its suppliers.  Once it has the financial strength, it will carry inventory of its own products.

Location and Facilities

The Company office is located at Unit 7, 833-1st Avenue N.W., Calgary, Alberta T2N 0A4 in the southeast industrial area of Calgary, Alberta. In addition to the office facilities, the Company also has a warehouse in Calgary.

PRODUCTS

Gysan Enterprises Ltd. specializes in high quality, commercial grade floorings, such as the following:

Solid Hardwood Flooring

Solid hardwood flooring is a natural wood flooring that is renowned for its elegance and beauty. Milled from a solid piece of lumber, solid hardwood offers a variety of grain patterns, natural color variations, and the authenticity of a natural material. It is suitable for installation in any room above grade where moisture is maintained at a minimal level. Due to its natural composition, solid hardwood flooring can be sanded and refinished multiple times, adding to its appeal and longevity. When properly maintained, the beauty of a solid hardwood floor will enhance with age. It is considered a valuable investment as it is one of the few floor covering that adds value to an existing property.

Gysan offers a large variety of hardwood floorings, including: Scandinavian maple, Brazilian and black walnut, honey oak, and other exotic hardwood floorings.

Engineered Hardwood Flooring

Engineered wood flooring is a high-quality, affordable alternative to hardwood flooring. It is designed to provide greater stability for use in places where hardwood flooring might not be suitable due to exposure to significant changes in temperature or moisture. Engineered wood flooring is typically constructed in three layers – the top layer is comprised of real hardwood, the middle section often of softwood or plywood, and a supporting base layer of solid wood. Due to this unique structural composition, engineered wood flooring can be specifically tailored to suit situations where conditions would be unsuitable for solid wood flooring, such as in a conservatory or in conjunction with an underfloor heating system.

Because engineered wood flooring uses real wood as the top layer, the user can benefit from the same, extensive selection of wood species and finishes available to solid hardwood flooring. In addition, the hardwood veneer can also be sanded and refinished once or twice for maintenance or aesthetic purposes. Engineered wood flooring offers the added flexibility in installation where it can be stapled, glued, or floated over concrete or wood subfloor. Due to its synthetic makeup, engineered wood flooring provides a more cost effective way of utilizing available timber. It is a greener wood flooring alternative that helps to conserve expensive, prized and exotic types of wood.

Gysan’s selection of engineered wood flooring includes maple and oak engineered floating hardwood flooring among many others.  This type of flooring works great over concrete.

Laminate Flooring

Laminate flooring is a highly versatile and durable synthetic alternative to solid hardwood and engineered wood flooring. It is composed of multiple layers of synthetic materials fused together under extreme pressure to create a similar looking finished product to that of natural wood, stone, or tile. Most laminate floorings consist of four basic elements – a bottom layer and a highly dense fiberboard core, topped with a high resolution photographic image of natural wood or stone, and finished off with a clear, durable coating of melamine resin for added strength and protection.

Much like engineered wood flooring, laminate flooring can be installed below grade and over in-floor radiant heating systems due to its stable and robust composition. The protective top layer of laminate floors is extremely durable and is resistant to moisture, staining, fading, and regular wear and tear. It is a highly cost-effective flooring solution that maintains a close resemblance to natural wood and stone flooring, and is available in a wide selection of colors and finishes. Laminate floorings can be installed as a floating floor over many types of subfloors making installation a simple and time-efficient task. It is an eco-friendly flooring solution for environmentally conscious users as its construction requires significantly less use of natural wood and stone material.

Gysan offers an extensive selection of high-end laminate floorings in a variety of colors.

Competitive Comparison

Gysan strives to provide high value products and outstanding service to consumers.  There are several key factors that we believe are a competitive advantage.  Those factors are as follows:

•

Gysan employs a unique, cost-effective distribution channel that transfers the bargaining power to consumers by allowing them to determine a price suitable to their needs.

•

Gysan’s flexible structure and management enhances the Company’s sensitivity to existing trends and allows the Company to deliver the latest products on the market in a timely manner.

•

Gysan has established a network of contacts and associates both locally and overseas, which specialize in products sourcing and inspection. This ensures the floorings delivered by the Company are of a high standard and quality.

•

Existing working relationships with suppliers and manufacturers allow management to gain in-depth information on the Company’s product line. This translates to better service and the ability for Gysan to represent and carry the products at lower costs.

Sourcing

We source our products based upon expected market demand directly from local manufacturers and overseas from Chinese suppliers. We have no long term contracts with our suppliers, but instead we rely on short term contracts consisting of individual purchase orders. (See “Risk Factors”). Gysan will work closely with suppliers in order to ensure a constant level of inventory is available on site for immediate shipment.

One of the Company’s most important competitive advantages is our ability to maintain effective working relationships with flooring suppliers and manufacturers. We plan to further develop these relationships in order to maintain a high level of quality in product and service delivery.  Our management has been effective in developing a network of contacts that will assist in the sourcing and selection of products.

Future Products

We endeavor to remain up-to-date with current and future flooring trends in order to continuously provide consumers with the latest and most innovative flooring products available. In particular, we plan to expand our selection of products to include flooring that offers a more positive environmental value. Ecologically friendly wood floorings such as bamboo, cork and reclaimed wood will be added to the current offerings along with other hardwood floors manufactured from sustainable sources. Wood flooring in natural tones and textures will also be considered.

Alongside products with favorable environmental appeal will be new and popular wood flooring that is both visually attractive and highly functional. This includes wide plank hardwood floors made from exotic wood species and texturized flooring with patterns applied from other species or materials. Newly improved engineered and laminate flooring will also be included in our future product lines.

Our management plans to attend various trade shows, such as the Buildex, HomeExpo, and the Home and Garden show, across Western Canada in order to stay informed about new and upcoming trends in the flooring industry. These shows will also serve as a beneficial networking tool in assisting our management to expand our network of suppliers and manufacturers.

MARKET ANALYSIS

Market Size and Growth

Wood flooring constitutes 15 to 25 percent share of the North American floor covering market1. In 2008, wood and laminate flooring combined represented a 34 percent share of the market in Canada. According to the CMHC Renovation and Home Purchase survey, installing hard surface flooring or wall-to-wall carpeting is the third most popular (27 percent) renovations undertaken in 20092. It is also the second most popular in Calgary accounting for 30 percent of renovations3.

Source: Market Insight/Torcivia (2009)

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1 “Wood Flooring Trends,” FPInnovations (2009)

2 Canada Mortgage and Housing Corporation, “Renovation and home purchase report,” March 2010, p. 2

3 Canada Mortgage and Housing Corporation, “Renovation and home purchase detailed tables - Calgary,” March 2010, p. 8

Engineered Hardwood Flooring

The popularity of engineered wood flooring in North America is expected to continually increase and eventually overtake the sales of solid hardwood flooring. Its popularity is mostly attributed to a number of favorable factors including decreased cost of production, lower pricing, and easy installation. The products also offer more diversity in a product line.

Laminate Flooring

Most of laminate flooring business comes from replacement market. Economic recovery is expected to increase consumer’s disposable income, thereby enhancing the demand for home renovations and create new demand for floor replacements.

Ecological awareness coupled with design, durability, and uncomplicated installation of laminate flooring drives the market. Residential replacement constitutes the largest end-use segment in the global laminate flooring market, while new housing starts category represents the fastest growing end-use segment.

Demand for laminate floor covering products is also rising due to increasing familiarity and popularity among builders and consumers. Growth in laminate flooring can be attributed to features including enhanced performance properties such as fade and stain resistance, durability, low maintenance, lower price, and improved style options.

MARKET TRENDS

Environment

Public awareness about environmental issues is at an all-time high, and increasingly, consumers are doing their part by choosing “green” products that have a minimal impact on the environment. As consumers become more ecologically conscious, they are demanding the use of sustainable and renewable building products in their homes and businesses.

Wood flooring, above all other flooring products available, is the only flooring option that comes from an abundantly renewable resource. Responsible forest management has made it possible for wood to be harvested and replenished over time, minimizing distress caused to the environment. According to the U.S. Department of Agriculture Forest Service, each year the forest is being replaced at a much greater rate than it is being harvested, with an average annual net growth to removal ratio of 1.664. In addition, the process of manufacturing lumber into finished product requires less water and energy to produce than any other flooring option. In many cases, the biodegradable waste material not used in the final product is often recycled for other uses.

An increasing number of flooring companies are actively seeking Forest Stewardship Council (FSC) and Sustainable Forestry Initiative (SFI) certified sources to boost their credibility as an environmentally sustainable player in the industry. In addition to hardwoods manufactured using green technology from sustainable forests, customers, builders, and designers are also seeking other eco-friendly choices such as responsibly harvested cork, renewable bamboo, and reclaimed wood.

Health

Increasingly, health-related issues are playing an important role in homeowner’s perceptions of floor covering. According to the US Environmental Protection Agency, indoor air is among the top five environmental risks to public health. Canadians spend much of their time indoors, where they are exposed to various air pollutants that can pose a long term effect on their health. Poor indoor air quality has been shown to cause or exacerbate a wide range of health problems, including allergies, asthma, lung cancer, respiratory infections, and ear, nose, and throat irritations.

As a result of these trends, hard surface flooring such as hardwood and laminate floors are gaining popularity. Hardwood and laminate floorings are ideal for allergy sufferers as they do not promote or harbor biological pollutants, such as dust mites or molds. It also helps to reduce the accumulation of artificial substances brought into the home from the outside. To further address concerns raised by poor indoor air quality, the flooring industry is increasingly developing products with labels such as no-formaldehyde-added to attract health conscious consumers. Formaldehyde is an irritant that is contained in glues inside pressed wood products, such as hardwood flooring. It is emitted into the air through a process known as off-gassing. Long-term exposure to formaldehyde can irritate eyes, nose and throat and worsen respiratory and asthma symptoms, especially in children.

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4 “National Wood Flooring Association; Real Wood Floors: the 'Green' Flooring Option,” Global Warming Focus (February 25, 2008):

Technology

Advances in wood flooring technology have not only made hardwood floorings more affordable to the general public, it has also created a highly diversified and robust product that is both easy to install and maintain. The wood flooring industry has introduced many innovative products over the past decade that enables consumers to obtain tailor-made flooring solutions that satisfies their individual preferences and tastes. Furthermore, it has created a product that is stable and versatile to be used in almost any part of their home.

Laminate floor coverings, in particular, have gained tremendous momentum over the years in rivaling other conventional wood floor coverings in both appearance and functionality. Superior quality laminates are made available in a large array of realistic finishes through technological enhancements such as embossed registration and texturing. Other improvements such as the development of glueless laminate and enhanced moisture resistance are all contributing to the market growth of laminate floor coverings.

Lifestyle

Since the mid-1990s, Do-It-Yourself (DIY) home improvement projects have grown tremendously with the help of the World Wide Web. They were popularized In North America by mainstream media through magazines and television shows.  The DIY phenomenon is expected to continue to grow as home renovators deem it to be more affordable and personalized.

MARKET SEGMENTATION

Residential Homeowners

Gender. Homeowners, primarily male, will make up the retail portion of the business for the Company. According to the TD Canada Trust 2011 Home Buyers Report, men are more in favor of doing renovations for their home in comparison to their female counterparts as they believe it is more affordable and they can also renovate the home to their own taste.

Age. According to the Canada Mortgage and Housing Corporation, fifty percent of households who stated their intention to renovate in 2010 were between the age group of 25 to 34. However, there is usually a discrepancy between households who intend to renovate and households who actually carry out the renovations. Therefore, it is important not to overlook certain age groups based on their stated intentions. Gysan will market its products primarily to consumers between the ages of 25 to 64.

Income. Based on the Canada Mortgage and Housing Corporation, there is often a direct correlation between household income and the intentions of renovation as well as the amount spent on home renovations. The largest percentage (51 percent) of households who intended to renovate in 2010 had an annual income of $100,000 or more. Because Gysan is a competitive pricing distributor, it will focus on income groups at both the lower and higher end of the spectrum.

Location. Most homeowners undertake their largest renovation expenditures in the first three years following a resale home purchase5. The majority of homes purchased within the previous years have been concentrated in the northwest and southwest quadrant of the city of Calgary; therefore, Gysan will focus its efforts towards communities within those sectors.

Contractors

Contractors will be a focus of our promotional efforts. Contractors provide recurring sales at a large quantity. Among households in Calgary that renovated their home in 2009, 36 percent of households in Calgary hired a contractor to complete the work6.

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5 “A recent survey indicated renovation intentions for 2011,” Calgary Herald, January 20, 2011

6 Canada Mortgage and Housing Corporation, “Renovation and home purchase detailed tables - Calgary,” March 2010, p. 9

Target Market Strategy

Gysan will be concentrating its efforts towards building its customer base through strong public relations; with a majority of attention being placed on repeat customers, such as contractors and home builders. Contractors represent our ideal client: not only do they often purchase in large volume, they also provide recurring business. Homeowners who renovate will often inquire or employ the service of a contractor to fully or partially complete their renovation projects. According to the Canada Mortgage and Housing Corporation, nearly three quarters of households who intended to renovate in 2010 contacted a contractor for information about their renovations7.

Gysan will be offering contractors and builders priority over other customers in the selection and purchase of the Company’s products. With Gysan’s flexible sale structure, pricing will be negotiated on a per order basis based on mutual agreement with each contractor. This will allow the Company to operate on a person-to-person basis and offer personalized services in hopes of developing good rapport with each individual client and stimulate future purchases.

To market its flooring products to local homeowners, Gysan will be utilizing its existing network of contacts, as well as traditional sources, such as newspaper advertisements, telephone directories, and local flyers. Most importantly, Gysan will continue to place emphasis on word-of-mouth advertising as a means to attract additional customers. Gysan will also focus on new homeowners and people undergoing renovations to upgrade their homes to offer its products. One method that the Company will employ to promote its product is to take advantage of and advertise through community newsletters and bulletin boards. These areas will either be newly developed or currently undergoing development.

INDUSTRY INDICATORS

Residential

Since most wood flooring is installed in residential buildings, future demand will be dependent upon the volume of new home construction, sales of existing homes, and home renovations.  In light of the recent recession and its affect on residential construction, we would expect demand for floor covering to improve as residential home sales improve.

Residential Remodeling

The $44 billion renovation industry accounts for roughly 40 percent of the housing investment in Canada8. In 2009, over $25.8 billion was spent on renovations across 10 major Canadian cities with 50 percent of the households having renovated their home. According to Canada Mortgage and Housing Corporation, 73 percent of the households completed some form of alteration and improvement of their home with an average of $12,100 spent on home renovations9.

Calgary’s renovation market is among the highest in Canada. In 2009, the average cost of renovations in Calgary was $13,087, and 48 percent of Calgary households undertook renovations. The incidence of alterations and improvements was also highest in Calgary, with 80 percent of renovating households undertaking this type of renovation10.

Renovation spending is expected to be less conducive in 2012 due to moderating home sales and prices, a leveling off in home ownership rates, high household debt loads, (eventual) rising interest rates and more stringent mortgage financing rules. The regulatory changes are anticipated to make it tougher for consumers to use their property to access financing.

Non-Residential

The commercial market is largely independent of the residential market. It is associated with non-residential construction spending and office and retail vacancy rates.

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7 Canada Mortgage and Housing Corporation, “Renovation and home purchase detailed tables – Major markets combined,” March 2010, p. 20

8 “A recent survey indicated renovation intentions for 2011,” Calgary Herald, January 20, 2011

9 Canada Mortgage and Housing Corporation, “Renovation and home purchase report,” March 2010, p. 2

10 Canada Mortgage and Housing Corporation, “Renovation and home purchase detailed tables - Calgary,” March 2010, p. 8 & 10

New Construction

In spite of the slowdown in residential development, investment in non-residential construction in Canada rose 1.7 percent to $10.5 billion in the fourth quarter of 2010 from the previous quarter and 5.7 percent from the previous year11. If construction of commercial space continues to improve the demand for floor coverings should improve also.

Competitive Analysis

The wood flooring industry is highly competitive as the product is largely perceived as a commodity. Demand for wood flooring is predominately influenced by the cyclical nature of the residential real estate market in construction, sales and remodeling. Rivalry among retailers, wholesalers, and other competing flooring products defines the competitive landscape of the industry.

The wood flooring industry in Calgary, Alberta is highly fragmented, consisting of over 100 retailers, mostly small, family-owned businesses that cater to the local market. Approximately 70 percent of the wood flooring strips sold in North America is distributed by ten large retail chains12.

In addition to direct competition from individual retailers, large home center retail chains such as Home Depot, Rona, and Lowe’s, with over 1,000 stores across North America that carry floor coverings, are increasingly gaining market share. Other franchise chains, such as Flooring Canada and Carpet One, have also established a presence in the region with their aggressive online marketing campaign.

Despite strong competition, we believe we have a competitive advantage due to our unique sale structure and strong rapport with our suppliers. We will utilize our existing network of contacts and public relations to generate business.

STRATEGY & IMPLEMENTATION

Competitive Edge

Commercial Grade. We specialize in premium-quality, commercial grade floor coverings that are highly durable and versatile and can be applied in both residential and commercial properties. The Company’s selection of floor coverings is designed to resist superficial damage and wear and tear, making it highly suitable for handling areas of heavy foot traffic.

Competitive Pricing. Our products will be offered to consumers at a price significantly lower than that of local flooring competitors due to our simple and flexible structure. We are able to transfer the savings to customers through cost effective distribution channels, such as auctions whereby consumers can determine a price appropriate to their budget, while at the same time, attaining quality products suitable to their taste.

On-Hand Inventory. We carry most of our products in-house and thus we are able to eliminate ordering and shipping lag times.  This allows consumers to enjoy the immediate satisfaction of bringing home their newly-purchased flooring. This will also eradicate all issues regarding backorders and inventory shortages. Customers will also be able to shop with ease knowing the exact item they will be purchasing.

Sourcing Experience. Our management and our staff have gained valuable experience in products sourcing both locally and overseas. We leverage this expertise to find reliable sources and distribution channels that deliver quality products and on-time services. We are highly selective and stringent in our product offerings, and only products that meet a desired quality standard will be chosen in order to maintain the greatest level of satisfaction for all of our customers.

MARKETING STRATEGY

Pricing Strategy

The pricing objective of the Company is for customers to perceive value in the products that are being offered. As a result, lower priced goods will be a key factor in setting ourselves apart from other competitors within the same industry. Our products are generally priced lower than competing companies, making it more attractive for cost-sensitive consumers, home renovators on a limited budget, and contractors and builders purchasing in bulk. Our low cost approach is attained partly through the sale of products with zero post-purchase services, meaning the Company will not provide any additional services in relation to installation and setup. This strategy allows the Company to focus on its core objective – to continuously deliver premium quality products to customers at competitive prices.

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11 Statistics Canada, Non-residential building construction investment, Ottawa, Ont., 2011

12 Patrick Lavoie, Jean-François Bouffard, Pierre Banchet. “Wood flooring trends,” Woodworking, vol. 24, 2 (Mar/Apr 2010).

Our goal is to achieve a 20 to 30 percent gross margin on all of the revenue gained from the sale of our flooring products, however, there is no assurance that we will be able to achieve this goal.  While prices will vary according to individual client requests and orders, we anticipate that product margins will remain relatively constant.

Sales and Distribution Strategy

In addition to selling directly to customers, we also utilize Able Auctions, a local auction facility, to distribute our products to consumers. Able Auctions charges the Company a 15% commission for any sale made on the Company’s behalf. Ms. Weisgerber has been associated with Able Auctions since July, 2006 and through Gysan Enterprises since October, 2009 (see “Biography”). Gysan Enterprises receives 50% of the net profit from the auctions it conducts on Able Auctions’ behalf. The use of auctions as an unconventional form of distribution channel is central to the Company’s marketing strategy as a whole, because it directly influences the pricing structure of products. The Company’s management has worked closely with Able Auctions in Calgary to deliver floor covering to consumers at competitive prices.

Auction, in general, is a beneficial form of distribution channel for both the Company and its consumers. Buyers often arrive at an auction prepared to make a purchase. It helps accelerates the sale and creates competition among consumers. The turnover rate of products is also increased, thus, reducing the inventory cost for the Company. Most importantly, auctions promote an aggressive marketing program that increases interest and visibility. It represents an effective distribution outlet whereby consumers retain the freedom in determining a purchase price suitable to their budget.

Most of our inventory will be carried in-house with existing products available and ready for immediate shipment. Where  a consumer wishes to place a special request for a particular product, we can make additional arrangements with the client to fulfill the order. The office will act as a point of contact for clients to place orders for specific items, which will be ordered directly from the manufacturer. We will work closely with both our local and Chinese suppliers to maintain a high satisfaction in product and service delivery for all of our customers.

Promotion Strategy

We will continue to employ advertisements in the form of newspapers and community newsletters to create awareness and stimulate consumer interest within the city of Calgary and its surrounding areas. Given the fact that we are a low-cost floor covering provider, it is crucial for us to minimize our overhead costs in order to succeed in our marketing approach. In this aspect, community papers serve as an affordable promotional channel to reach a large number of prospective consumers in various parts of Alberta.

Advertisements in the local papers act as the first channel of communication for us to enhance our visibility with our desired target market. Once we have successfully captivated the attention of consumers, we will strive to provide a positive and rewarding experience in hopes of stimulating word-of-mouth referrals. Complementing our overall marketing approach, word-of-mouth referrals prove to be the most economical yet most effective form of advertising.

Our promotional strategies will largely depend on strong public relations to foster long-term relationships with clients. We will also focus on other forms of promotion, such as advertising in newspapers, flyers, community newsletters, and bulletin boards, and our management will make appearances in trade shows and special events. Public relations will always be the core of our promotional strategy.

FUTURE STRATEGIES

Short Term Strategies

In the short term we plan to sell floor coverings in Calgary and the surrounding areas, raising brand awareness and building a quality reputation as a local flooring distributor. To achieve this goal we will maintain a marketing campaign, which will primarily use strong public relations and print media to promote our business. Long term relationships with local and Chinese manufacturers and transport companies will allow us to streamline our current and future operations. This will also reduce the carrying costs and fees associated with purchasing and importing products from China. This will all be conducted with the intent to produce greater profit margins.

Long Term Strategies

If we are able to streamline our operations and establish a solid business foundation in Calgary and the surrounding areas we will be ready for expansion. We plan to look to expanding into other markets within western Canada, where our products will make an impact. One of the benefits of expansion will be a larger market for our products. Expansion will also provide the benefit of economies of scale, which should improve our profit margins, if any. The most important task during the expansion stage is to automate all of our processes so they can be easily transferred to other locations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the audited consolidated financial statements of our company and the related notes that appear elsewhere in this registration statement and prospectus. The audited consolidated financial statements of our company are stated in U.S. dollars and are prepared in accordance with United States generally accepted accounting principles.

Forward Looking Statements

The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 5.

Fiscal Year Ended October 31, 2011 Compared to Fiscal Year Ended October 31, 2010

Assets

Total assets increased from $46,740 at October 31, 2010 to $102,573 at October 31, 2011. Total assets consist of current assets and non-current assets. At October 31, 2011, our total current assets, comprising all cash and cash equivalents, were $98,546 compared to $40,671 at October, 2010. The increase was primarily due to the Company’s private placement offering completed in May, 2011 in which the Company received gross proceeds of approximately $118,694. At October 31, 2011, our total non-current assets, consisting of a motor vehicle, were $4,027, compared to $6,069 at October 31, 2010.

Liabilities

Total liabilities decreased from $23,777 at March 31, 2010 to $3,838 at October 31, 2011. Total liabilities consist of current liabilities. The reduction in current liabilities is due to the decrease in payables and the amount due to shareholders.

Revenue

Our revenue decreased by $42,993 or approximately 73.3%, from $58,662 in the twelve months ended October 31, 2010 to $15,669 in the twelve months ended October 31, 2011. This decrease was primarily attributable to the general weakness in the economy in 2011 and the increase of competition as a large home renovation chain store entered the Calgary market at the beginning of the year. Management anticipates, although there is no assurance, that the Company’s operations will improve in 2012 as the economy in Alberta improves due to strong activities in the energy sector and as the Company expands into other floor products.

Operating Expenses

Operating expenses increased by $38,895 or approximately 205%, to $57,823 in the twelve months ended October 31, 2011 from $18,928 in the twelve months ended October 31, 2010. Approximately 93% of this increase is related to fees paid to consultants, attorneys, and accountants throughout the period for performing various tasks related to this registration statement. The operating expenses in the twelve months ended October 31, 2011 compared to the same period in 2010 was marked by an increase in consulting fees of $14,371, an increase in professional fees of $21,721, and an increase in administration expenses of $2,143.

The Company incurred a net loss of $42,121 for the twelve months ended October 31, 2011, compared to a net income of $34,009 for the twelve months ended October 31, 2010. The decrease in net income is largely due to the decrease in revenue as a result of the general weakness in the economy in 2011, the increase of competition, and an increase in consulting and professional fees and administration expenses.

Liquidity and Capital Resources

The Company has a working capital of $94,266 at October 31, 2011, comprised of cash and cash equivalents.

Cash Flow

Our primary sources of liquidity have been from contributions by our shareholders and cash from financing activities. Cash provided in operations decreased from $43,195 for the twelve months ended October 31, 2010 to a negative of $47,811 for the twelve months ended October 31, 2011. This decrease is primarily attributed to the loss from operations and the pay down of certain liabilities.

During April 2011, the Company issued an aggregate of 6,466,000 shares of our common stock for gross offering proceeds of $118,984. The proceeds have been and will used for working capital.

Financial Condition

We currently anticipate that our available cash resources will be sufficient to meet our anticipated working capital for at least the next 12 months. We may need to raise additional capital, however, to fund expansion and to build up inventory of our own products.

If we raise additional funds through further issuances of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced and holders of new securities may have rights, preferences and privileges senior to those of our current shareholders.

In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, our business, results of operations and financial condition could be adversely affected.

REPORTS TO SECURITY HOLDERS

1. Following the effectiveness of this registration statement, we will be subject to the informational requirements of the Exchange Act. Accordingly, we will file annual, quarterly and periodic reports, proxy statements, information statements and other information with the SEC.

2. The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. The public may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information regarding the Company's directors and executive officers as of January 1, 2012:

MANAGEMENT

NAME	AGE	POSITION
Grace Weisgerber	53	President/Chief Executive Officer/ Director
Winnie W. L. Fung	25	Secretary/Chief Financial Officer/Treasurer/Director

BIOGRAPHIES

Grace Weisgerber is the President, Chief Executive Officer, and a Director of the Company. She has held these positions since the inception of the Company.  Ms. Weisgerber has also been an associate of Able Auctions, an auction company located in Calgary, Alberta, Canada since July, 2006.  From October, 2009 to the present, Ms. Weisgerber has been employed by Gysan Enterprises, Ltd., a wholly-owned subsidiary of the Company, and at the current time, Ms. Weisgerber serves as President of that company.  In 1976 Ms. Weisgerber attended Red Deer College, located in Alberta, Canada.

Winnie W. L. Fung is the Treasurer, Secretary and a Director of the Company and she has held these positions since the Company’s inception.  From August, 2009 to September, 2010, Ms. Fung served as Administrative and Operational Coordinator for Core Magnetic, Inc., an engineering services company located in Calgary, Alberta, Canada.  In December, 2008, Ms. Fung received a Bachelor of Commerce degree from the University of Calgary, located in Calgary, Alberta, Canada.  Since October, 2010, Ms. Fung has been employed as administrative coordinator by Gysan Enterprises, Ltd.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

As of the date of this prospectus, management is not aware of any material legal proceedings which involve this Company.

OTHER SIGNIFICANT EMPLOYEES

No other significant employees exist at the current time.

FAMILY RELATIONSHIPS

No family relationship exists between or among any of our officers and directors.

AUDIT COMMITTEE

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time, because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

CODE OF BUSINESS CONDUCT AND ETHICS

On August 10, 2010, we adopted a Code of Business Conduct and Ethics applicable to our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and any other persons performing similar functions. Our Code of Business Conduct and Ethics was designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to our Code of Business Conduct and Ethics. A copy of our Code of Business Conduct and Ethics will be posted on our website whenever we set it up. Our Code of Business Conduct and Ethics will be provided free of charge by us to interested parties upon request. Requests should be made in writing and directed to the Company at the following address: Unit 7, 833-1st Avenue N.W., Calgary, AB T2N 0A4.

NOMINATING COMMITTEE

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

DIRECTOR INDEPENDENCE

The Company is not quoted on a national securities exchange, and therefore it is not subject to any director independence requirements. None of the Company’s present directors qualify as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act, due to their affiliation with the Company as employees or officers.

DIRECTORS

All of our directors hold office until the next annual meeting of the shareholders of the Company, or until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our President and executive officers for the period from our inception until the year ended October 31, 2011. No executive officer has received or is expected to receive any compensation during this time period, and it is not expected they will receive compensation during 2012.

ANNUAL COMPENSATION

LONG TERM COMPENSATION

Awards

Payouts

Name	Position	Period Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying/ Option SARS	LTIP Payouts	All Other Compensation

Grace Weisgerber	President	10/31/2010 10/31/2011	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Winnie W.L. Fung	Secretary	10/31/2010 10/31/2011	0 0	0 0	0 0	0 0	0 0	0 0	0 0

DIRECTOR COMPENSATION

We do not have a formal compensation plan for our directors.

EMPLOYMENT CONTRACTS

We do not have any employment agreements with our employees or officers.

STOCK OPTIONS AND WARRANTS

We have no outstanding stock options or warrants.

OPTION/SAR GRANTS TABLE

There have been no stock options/SARS granted under our stock option plans to executive officers and directors, since we have no such plans in effect.

AGGREGATE OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

There have been no exercises of stock options/SAR by executive officers.

LONG-TERM INCENTIVE PLAN AWARDS

There have been no long-term incentive plan awards made by the Company.

REPRICING OPTIONS

We have not repriced any stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2012, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock (1)
Grace Weisgerber 3710 Sage Hill Dr., N.W. Calgary, AB Canada T3R 1E7	3,315,000	24.3%
Winnie W. L. Fung Unit 7 833 1st Avenue, N.W. Calgary, AB Canada T2N 0A4	3,185,000	23.3%
Alan Chan 3023 28th Street, S.W. Calgary, AB Canada T3E 2J4	1,300,000	9.5%
All Officers and Directors as a Group (2 persons)	6,500,000	47.7%

(1)

Applicable percentage ownership is based on 13,616,000 shares outstanding as of January 1, 2012. There are no options, warrants, rights, conversion privileges or similar right to acquire the common stock of the Company outstanding as of January 1, 2012.

CHANGES IN CONTROL

We are not aware of any arrangements that may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors.

The promoters of the Company are Grace Weisgerber and Winnie W.L. Fung and other than the purchase of their shares of common stock, they have had no other material transactions with the Company.

During the fiscal year ending October 31, 2010, Grace Weisgerber advanced C$36,615.27 to the Company and was repaid C$32,578.55 during that period for a net advance to the Company in 2010 of C$3,936.72. In addition, Ms. Weisgerber received a declared, but unpaid, dividend of C$15,936.00 which was the equivalent to a total amount due to Ms. Weisgerber of US$15,642.00 as of October 31, 2010.

During the fiscal year ended October 31, 2011, Ms. Weisgerber advanced C$30,435.82 to the Company and during that period she was repaid, excluding a dividend payment of C$12,000.00, C$30,779.99 for a net payment from the Company of C$354.17. If the dividend payment of C$12,000.00 is included, the Company is in debt to Ms. Weisgerber in the amount of C$3,582.55 or US$3,606.00 as of October 31, 2011.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement on Form S-1, Gysan Holdings, Inc. will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http://www.sec.gov.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address and telephone number:

Gysan Holdings, Inc., Unit 7, 833-1st Avenue N.W., Calgary, AB T2N 0A4, (403) 229-2351.

 FINANCIAL STATEMENTS

GYSAN HOLDINGS, INC.

AND SUBSIDIARY

Calgary, Alberta, Canada

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

For the Years Ended October 31, 2010 and 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OPINION ON THE AUDIT OF THE FINANCIAL STATEMENTS

To the Board of Directors and the Stockholders of

Gysan Holdings Inc.

We have audited the accompanying consolidated balance sheets of Gysan Holdings Inc. (the “Company”) as of October 31, 2011 and 2010 and the statements of operations, stockholders’ equity and cash flows for year ended October 31, 2011 and 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation of the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2011 and 2010 and the results of its operations and its cash flows for the years ended October 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

Calgary, Canada

Chartered Accountants

January 26, 2012

_______________________________________________________________________________________________

 Suite 300, 622 – 5th Ave. S.W., Calgary, Alberta T2P OM6 (403) 263-3385

MNP

Gysan Holdings Inc.

CONSOLIDATED BALANCE SHEETS

	October 31, 2011 USD	October 31, 2010 USD
ASSETS		
Current		
Cash and cash equivalents	$ 98,546	$ 40,671
Equipment, net of accumulated depreciation of $3,295 (2010 - $1,071) (Note 3)	4,027	6,069
Total Assets	$ 102,573	$ 46,740
LIABILITIES		
Current		
Accounts payable	-	2,196
Sales tax payable	232	9
Income tax payable	-	5,930
Due to shareholder	3,606	15,642
Total Liabilities	3,838	23,777
STOCKHOLDERS' EQUITY		
Capital Stock		
Authorized		
100,000,000 common shares, voting, par value $.0001 each		
90,000,000 preferred shares, par value $.0001 each		
Issued		
13,616,000 (2010 - 7,150,000) common shares	1,362	715
Additional paid in capital	117,717	(621)
Retained earnings (deficit)	(19,890)	22,231
Accumulated other comprehensive income	(454)	638
Total Stockholders' Equity	98,735	22,963
Total Liabilites and Stockholders' Equity	$ 102,573	$ 46,740

Approved by:

____________________ ____________________

Director Director

The accompanying notes are an integral part of the consolidated financial statements.

The accompanying notes are an integral part of the consolidated financial statements.

The accompanying notes are an integral part of the consolidated financial statements.

Gysan Holdings Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the year ended October 31, 2011 and 2010

Expressed in United States Dollars

	Capital Stock		Additional Paid in Capital	Acummulated Other Comprenhsive Income (Loss)	Retained Earning (deficit)	Total
	Shares	Amount				
Issuance of shares, November 4, 2009	7,150,000	$ 715	(621)	-	-	$ 94
Dividend, October 31, 2010	-	-	-	-	(11,778)	(11,778)
Net Loss for the year ended Oct 31, 2010	-	-	-	-	34,009	34,009
Other comprehensive loss for the year ended October 31, 2010	-	-	-	638	-	638
Balance, October 31, 2010	$ 7,150,000	$ 715	$ (621)	$ 638	$ 22,231	$ 22,963
Issuance of shares	6,466,000	647	118,338	-	-	118,985
Net loss	-	-	-	-	(42,121)	(42,121)
Other comprehensive loss	-	-	-	(1,092)	-	(1,092)
Balance, October 31, 2011	13,616,000	$ 1,362	$ 117,717	$ (454)	$ (19,890)	$ 98,735

As described in Note 1, the Corporation completed a reverse merger with Gysan Enterprises, Ltd. on June 10, 2011. Whereby the latter company was treated as the acquirer for accounting purposes and the acquisition was treated as a recapitalization. Accordingly, this consolidated statement presents the historical Statement of Stockholders' Equity of Gysan Enterprises, Ltd. giving retroactive effect to the capitalization.

The accompanying notes are an integral part of the consolidated financial statements.

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 1 – NATURE AND CONTINUANCE OF OPERATIONS

Gysan Holdings Inc. (“Gysan” or the “Corporation”) was incorporated in the state of Nevada, United States on March 11, 2011.  On June 10, 2011, Gysan acquired Gysan Enterprises Ltd. of Calgary, Alberta, Canada as its wholly owned subsidiary. Gysan Enterprises Ltd. (“Gysan Alberta”) was incorporated on November 4, 2009 with its head office located in Calgary, Alberta, Canada.  Gysan Alberta provides supporting services to an auction company to establish a new flooring division and focuses on selling and marketing various types of floor coverings, namely, hardwood, engineered, and laminates to the local market. Clients include homeowners, business owners, and custom builders from Calgary and the surrounding areas.

The Corporation issued 7,150,000 shares of common stock in exchange for 100% of the outstanding common shares of Gysan Alberta. Although the Corporation was the legal acquirer, the transaction was accounted for as a recapitalization of Gysan Alberta in the form of a reverse merger, whereby Gysan Alberta becomes the accounting acquirer and was deemed to have retroactively adopted the capital structure of the Corporation.  Accordingly, the accompanying consolidated financial statements reflect the historical consolidated financial statements of Gysan Alberta for all periods presented, and do not include the historical financial statements of the Corporation. The number of shares are those of the Corporation but values are of Gysan Alberta. All costs associated with the reverse merger transaction were expensed as incurred.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Corporation’s financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.  These consolidated financial statements include the Corporation’s wholly owned subsidiary, Gysan Enterprises Ltd., and 100% of its asset, liabilities and net income or loss since acquisition.  All inter-company accounts and transactions have been eliminated.

Cash and Cash Equivalents

Management considers liquid investments with an original maturity of three months or less to be cash equivalents.  As at October 31, 2011, all cash amounts were deposited in accounts were federally insured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income (Loss)

The Corporation adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  Comprehensive income consists of net income and other gains and losses affecting stockholder's equity that are excluded from net income, such as unrealized gains and losses on investments available for sale, foreign currency translation gains and losses and minimum pension liability.  Since inception, the Corporation’s other comprehensive income represents foreign currency translation adjustments.

Net Income per Common Share

FASB ASC 260 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Diluted net income (loss) per share on the potential exercise of the equity-based financial instruments is not presented where anti-dilutive.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Financial Instruments

Fair Value

The guidance for fair value measurements establishes the authoritative definition of fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements.  Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  The Corporation uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

▪

Level 1 – observable inputs such as quoted prices in active markets;

▪

Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

▪

Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Cash is measured using level 1 inputs.

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Assets and Liabilities that are measured at Fair Value on a Recurring Basis

The fair value hierarchy requires the use of observable market data when available.  In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level that is significant to the fair value measurement in its entirety.

The Corporation’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

The fair value of financial instruments consisting of cash and cash equivalents, accounts payable and due to shareholder were estimated to approximate their carrying values based on the short-term maturity of these instruments.

Risks

Financial instruments that potentially subject the Corporation to credit risk consist principally of cash.

Management does not believe the Corporation is exposed to significant credit risk.  Management, as well, does not believe the Corporation is exposed to significant interest rate risks during the period presented in these financial statements.

Fair Value Measurements

The Corporation follows Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis.  This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements.  It does not change existing guidance as to whether or not an instrument is carried at fair value.  The Corporation defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Corporation considers the principal or most advantageous market in which the Corporation would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Corporation has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value.  The Corporation has not elected the fair value option for any eligible financial instruments.

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Currency risks

The Corporation incurs expenditures in Canadian dollars.  Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations.  As at October 30, 2011, cash and cash equivalents, accounts payable and due from shareholder were all denominated in Canadian dollars.

Equipment

Equipment is recorded at cost.  Amortization is calculated using the declining balance method and at the following annual rate which is intended to amortize the cost over its estimated useful life:

Automobile – 30%

Impairment of Long-Lived Assets

Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable.  Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.  No impairments of these types of assets were recognized during the year ended October 31, 2011.

Deferred Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Revenue Recognition and Deferred Revenue

The Corporation recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred or services rendered, the price is fixed or determinable and payment is reasonably assured.  Customers take ownership at point of sale and bear the costs and risks of delivery.

Foreign currency translation

The functional currency of the Corporation is Canadian dollars (“C$”).  The Corporation maintains its financial statements in United States currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of other comprehensive income for the respective periods.

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Corporation adopts new pronouncements relating to generally accepted accounting principles applicable to the Corporation as they are issued, which may be in advance of their effective date.  Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

In June 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income.  ASU 2011-05 amends ASC 220, Comprehensive Income, by requiring entities to report components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements, removing the option to present the components of other comprehensive income as part of the statement of stockholder’s equity.  The items that must be reported in other comprehensive income were not changed.  ASU 2011-05 will be effective for the Corporation for fiscal years, and interim periods within those years, beginning after December 15, 2011 and must be applied retrospectively.  The Corporation is evaluating its presentation options under this ASU; however these changes are not expected to impact the consolidated financial statements other than the change in presentation.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.  ASU 2011-04 amends ASC 820, Fair Value Measurement, by expanding existing disclosure requirements for fair value measurements and modifying certain definitions in the guidance, which may change how the fair value measurement guidance of ASC 820 is applied.  ASU 2011-04 will be effective for the Corporation for interim and annual periods beginning after December 15, 2011 and must be applied prospectively.  The Corporation is evaluating the impact that this ASU may have on its consolidated financial statements, if any.

NOTE 3 – EQUIPMENT

October 31, 2011
Accumulated
	Cost	Depreciation	Net
Automobile	$ 7,322	$ 3,295	$ 4,027
	$ 7,322	$ 3,295	$ 4,027

October 31, 2010
Accumulated
	Cost	Depreciation	Net
Automobile	$ 7,140	$ 1,071	$ 6,069
	$ 7,140	$ 1,071	$ 6,069

GYSAN HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SOctober 31, 2011

Expressed in United States Dollars

____________________________________________________________________________

NOTE 4 – DUE TO SHAREHOLDER

As at October 31, 2011, the Corporation was obligated to a shareholder for funds advanced to the Corporation for working capital.  The advances are unsecured and no interest rate or payback schedule has been established.

NOTE 5 – INCOME TAXES

The Corporation has $39,938 of loss carry forwards that begin to expire in 2031. No tax benefits have been recognized in these financial statements as the criteria for recognition has not been met.

NOTE 6 - CAPITAL STOCK

On April 11, 2011, the Corporation issued 2,600,000 common shares for gross proceeds of $272 by way of private placement.

On May 27, 2011, the Corporation issued 3,866,000 common shares for gross proceeds of $118,694 by way of private placement.

On June 10, 2011, the Corporation issued 7,150,000 common shares for total consideration of $113 in exchange for 100% of the outstanding common shares of Gysan Enterprises Ltd.  As described in Note 1, the transaction was accounted for as a reverse merger and a retroactive recapitalization.

As at October 31, 2011, there were no warrants or options outstanding.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee………………………	$15.01
Blue Sky Fees and Expenses….……………	$2,000.00*
Accounting Fees and Expenses…….…...….	$7,000.00
Legal Fees and Expenses…………………..	$15,000.00*
Printing and Engraving…………………….	$1,000.00*

Total………………………..……	$25,015.01*

*All the amounts noted above are estimates other then the commission's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws and articles of incorporation provide that our officers and directors are indemnified to the fullest extent provided by the Nevada Revised Statutes ("NRS").

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. The NRS excepts from that immunity (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company has not purchased insurance for the directors and officers which would provide coverage for their acts as an officer or director of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In April, 2011, we sold 2,600,000 shares of our common stock to the following individuals:  Alan Chan, Allen Fung, Mario Todd, and Lan Yuk Wong.  These shares were sold for services, which were valued at $272.00.   These shares were sold on a private basis, no underwriter was involved in the sale and no commissions were paid in connection with the sale.

Each of these purchasers were suitable for an investment in the shares because they are sophisticated accredited investors and they had access to all available information concerning the Company.

In May, 2011, we sold 3,866,000 shares of our common stock for $.03 per share for a total of $118,694. These shares were issued in reliance on a private placement exemption from registration. No underwriter was involved in the sale and no commissions were paid in connection with such sales.   These purchasers were suitable to purchase the shares due to the fact that they are accredited investors and/or pursuant to Rule 506(b)(ii) they had such knowledge and experience in finance and business matters that they are capable of judging the merits and risks of the investment.  The purchasers of these shares are listed below:

Name	Purchased in Private Placement
101006525 Saskatchewan Ltd.	70,000
Ada Chan	70,000
Sara Chan	70,000
Shelley Chan	70,000
Carly Duerr	33,000
Matthew Grant	33,000
Ryan Duerr	300,000
Ron Chan	200,000
Pui Shan Lam	200,000
Vanleo Fung	150,000
Cheuk Shan Ngai	100,000
Kai Yuan Jian	30,000
Wen Xing Jiang	20,000
Andrew Bing Luen Chan	200,000
Missey Vongputtha	17,000
Raymond Lok Hang Lau	100,000
Ivan Man Chung Lau	100,000
Ellen Nga Yee Lo	100,000
Tong Tang	100,000
Zhao Hui Ma	100,000
Morris McManus (5) Professional Corporation	200,000
Gerry A. Peacock (6) Professional Corporation	133,000
Wilson Mark	150,000
Hon Ming Tony Wong	150,000
Boaz Yu Kei Leung	100,000
Li Qing Huang	80,000
Edwin Sui Lam Tam	50,000

Christina Ma	100,000
Michelle Ma	100,000
Melissa Ma	100,000
Justin Ng	100,000
Brenda Lee	100,000
Peter Lee	100,000
Frank Mah	50,000
Karen Mah	50,000
Jim Yaschuk	70,000
John Dong	120,000
John Harris	30,000
Lynn Spence	10,000
Waltraud Spence	10,000

In June, 2011, we issued 7,150,000 shares of our common stock to Grace Weisgerber, Winnie W.L. Fung, and Rong Mei Dou in consideration for their 110 shares of the common stock of Gysan Enterprises, Ltd.    These shares were issued in a stock for stock exchange on a private placement basis in connection with the Company’s acquisition of Gysan Enterprises, Ltd. of Alberta, Canada.  Each of the purchasers were suitable for an investment in the shares, because they are officers and directors of the Company.  Therefore they are accredited investors and they had access to all available information concerning the Company.  No underwriter was involved and no commissions were paid in connection with such share exchange transaction.

Each of the offerings of securities described above was sold on a private placement basis, no underwriter was involved in the sale, and no commission was paid in connection with the sale.  In addition, each offering was exempt from the registration requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2). Each investor was given adequate access to sufficient information to make an informed investment decision.

ITEM 16. EXHIBIT AND FINANCIAL STATEMENT SCHEDULES.

Number

Description

2.1

Plan of Share Exchange Between Gysan Holdings, Inc. and Gysan Enterprises, Ltd.

3.1

Certificate of Incorporation of the Registrant*

3.2

Bylaws of the Registrant*

4.1

Specimen Common Stock Certificate*

5.1

Opinion and Consent of Jones & Haley, P.C.

10.1

Purchase Order

10.2

Purchase Order

23.1

Consent of MNP, LLP, Independent Registered Public Accounting Firm

24

Power of Attorney located on the signature page of the Registration Statement.

*Perviously filed with S-1 on November 28, 2011

ITEM 17. UNDERTAKINGS.

Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

(ii)

Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed incorporated by reference into the registration statement or prospectus that is a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defenses of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

Signatures:

/s/ Grace Weisgerber

Dated:

February 29, 2012

Grace Weisgerber

President, Principal Executive Officer and Director

/s/ Winnie W. L. Fung

Dated:

February 29, 2012

Winnie W. L. Fung

Secretary, Chief Financial Officer, Director,

Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Grace Weisgerber, with full power of substitution, her true and lawful attorney-in-fact and agent to do any and all acts and things in her name and on her behalf in her capacities indicated below which she may deem necessary or advisable to enable Gysan Holdings, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for her in her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated below.

Signatures:

/s/ Grace Weisgerber

Dated:

February 29, 2012

Grace Weisgerber

President, Principal Executive Officer and Director

/s/ Winnie W. L. Fung

Dated:

February 29, 2012

Winnie W. L. Fung

Secretary, Chief Financial Officer, Director,

Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Calgary, Alberta, Canada on the 29th day of February, 2012.

GYSAN HOLDINGS, INC.

By:

/s/ Grace Weisgerber

Grace Weisgerber

President, Principal Executive Officer and Director

By:

/s/ Winnie W. L. Fung

Winnie W. L. Fung

Secretary, Chief Financial Officer, Director,

Principal Accounting Officer